UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 2, 2009
Great Wolf Resorts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

122 West Washington Ave, Madison, Wisconsin	53703

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 608-661-4700
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     As previously disclosed in Great Wolf Resorts, Inc.’s (the “Company”) Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the “Form 10-Q”), the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an Amendment of ARB No. 51,” effective as of January 1, 2009. SFAS 160 requires the Company to reclassify retrospectively for all periods presented, noncontrolling ownership interests (formerly called minority interests) from the mezzanine section of the balance sheet between liabilities and equity to the equity section of the balance sheet. In addition, SFAS 160 changes the Company’s presentation of net income (loss) in the condensed consolidated statements of Operations and Comprehensive Loss.
     The Company had no noncontrolling interests as of December 31, 2008 or December 31, 2007. As a result, the adoption of SFAS 160 has no effect on the Company’s prior years’ consolidated balance sheets.
     Prior to the adoption of SFAS 160, net income (loss) excluded net income (loss) attributable to non-controlling interests. SFAS 160 now requires that net income(loss) include net income (loss) attributable to non-controlling interests. SFAS 160 also requires a new separate caption for net income (loss) attributable to the Company be presented in the consolidated statement of operations and comprehensive loss which is equal to net income (loss) as previously reported prior to the adoption of SFAS 160. Thus, the retrospective application of SFAS 160 increases net loss, due to the inclusion of the amount of net loss attributable to non-controlling interests, by $0.5 million in each of the fiscal years 2007 and 2006, and net loss attributable to the Company will be equal to net loss as previously reported prior to the adoption of SFAS 160. As the Company had no noncontrolling interests in 2008, the adoption of SFAS 160 has no effect on the Company’s statement of operations and comprehensive loss for 2008.
     The Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2008, 2007 and 2006 originally filed as part of Item 8 — Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Form 10-K”), has been updated to reflect the above described effects of the retrospective application of SFAS 160 and is included in Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
     Other than the changes made to reflect the retrospective application of SFAS 160 in the consolidated statements of operations and comprehensive loss for the years ended December 31, 2008, 2007 and 2006 included in Exhibit 99.1 to this Current Report on Form 8-K, the Form 10-K is not being updated by this filing. Information in the Form 10-K is generally stated as of December 31, 2008 and this filing does not reflect any subsequent information or events other than changes for the retrospective application of SFAS 160. More current information is contained in the Forms 10-Q for the quarters ended March 31, 2009, and June 30, 2009 and other filings with the Securities and Exchange Commission. This Current Report on Form 8-K should be read in conjunction with the Form 10-K and the Forms 10-Q and other filings.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Consolidated Statements of Operations and Comprehensive Loss of Great Wolf Resorts, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.
September 2, 2009	By:	/s/ J. Michael Schroeder
		Name:	J. Michael Schroeder
		Title:	Secretary